                                                                    EXHIBIT 21.1
                           c-quential SUBSIDIARIES
                           -----------------------

Entity Name                                     Country/State
-----------                                     -------------
c-quential S.A.                                 Argentina

c-quential Pty Ltd.                             Australia

c-quential consulting GmbH                      Austria

c-quential SPRL                                 Belgium

c-quential Limitada                             Brazil

c-quential SAS                                  France

c-quential GmbH                                 Germany

c-quential consulting Ltd.                      Hong Kong

c-quential consulting India Private Limited     India

c-quential SRL                                  Italy

c-quential KK                                   Japan

c-quential Yuhan Hoesa                          Korea

c-quential Sdn. Bhd.                            Malaysia

c-quential S.A. de C.V.                         Mexico

c-quential international B.V.                   Netherlands

c-quential B.V.                                 Netherlands

New Waterway Partnership B.V.                   Netherlands

c-quential AS                                   Norway

c-quential consulting Limitada                  Portugal

c-quential SL                                   Spain

c-quential AB                                   Sweden

c-quential AG                                   Switzerland

c-quential global Limited                       UK

c-quential Limited                              UK

Contactica holdings Limited                     UK

Contactic Limited                               UK

Contactica Contracting Limited                  UK

c-quential networks Limited                     UK

c-quential projects Limited                     UK

c-quential contracts, Inc.                      Delaware

c-quential consulting, Inc.                     Delaware

c-quential Korea, Inc.                          Delaware

c-quential Singapore, Inc.                      Delaware

Contactica, Inc.                                Texas

c-quential C.A.                                 Venezuela